UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     December 11, 2006
                                                ______________________________


                      First Keystone Financial, Inc.
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)



        Pennsylvania                  000-25328                   23-2576479
______________________________________________________________________________
(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                          Identification No.)



22 West State Street, Media, Pennsylvania                           19063
______________________________________________________________________________
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code           (610) 565-6210
                                                  ____________________________



                                Not Applicable
______________________________________________________________________________
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 3.02 Unregistered Sales of Equity Securities
          ---------------------------------------

     On December 11, 2006, First Keystone Financial, Inc. (the "Company") completed the sale in a private placement (the "Private Placement") of an aggregate of 400,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to qualified, accredited investors. The price per Share was $16.00, provided, however, that directors, officers, employees and consultants of the Company, who purchased an aggregate of 31,210 Shares, paid $19.20 per Share for the Shares they purchased in the Private Placement. As a result, the aggregate purchase price of the Shares was approximately $6.5 million.

     Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") acted as placement agent for the Private Placement. The aggregate commission paid Sandler O'Neill in connection with the Private Placement was approximately $392,853.

     The Shares sold in the Private Placement were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

     Under the terms of the Placement Agent Agreement dated as of December 4, 2006 with Sandler O'Neill, the Company agreed to use its best efforts to: (i) file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") within 90 days of the closing of the Private Placement, to register the resale of the Shares, and
(ii) have the Registration Statement declared effective by the Commission within 180 days after the closing of the Private Placement. In addition, executive officers and directors of the Company and its wholly owned subsidiary, First Keystone Bank, entered into "lock-up" agreements with Sandler O'Neill under which they will not offer or sell shares of Common Stock, subject to certain exceptions, until 180 days after the closing of the Private Placement.

     The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal
          Year
          ------------------------------------------------------------------

     (a) Effective December 6, 2006, the Board amended Section 2.8 of the Company's Amended and Restated Bylaws to increase the maximum number days between the record date established to determine stockholders entitled to notice of or to vote at any meeting of stockholders and the related meeting date from 50 days to 90 days as permitted by the Pennsylvania Business Corporation law. Section 2.8 of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and the description of the amendment is qualified in its entity by reference to the amended Section 2.8 attached hereto as Exhibit 3.1 which is incorporated herein by reference.

     (b)  Not applicable.

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ITEM 9.01 Financial Statements and Exhibits
          ---------------------------------

          (a)  Not applicable.
          (b)  Not applicable.
          (c)  Not applicable.
          (d)  Exhibits

          The following exhibits are filed herewith.

     Exhibit Number       Description
     -----------------    -----------------------------------------

     3.1                  Section 2.8, as amended, of the Company's
                          Amended and Restated Bylaws

     99.1                 Press release dated December 11, 2006

































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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      FIRST KEYSTONE FINANCIAL, INC.



Date:  December 12, 2006              By:  /s/ Rose M. DiMarco
                                           ---------------------------------
                                           Rose M. DiMarco
                                           Chief Financial Officer



































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